Exhibit 99.3

FOR IMMEDIATE RELEASE

Company Contacts:

Lowell Robinson

MIVA, Inc.

Tel (239) 561-7229

Lowell.Robinson@miva.com

MIVA Obtains Credit Facility for up to $10 Million

Credit Line Expected to Support Expansion of ALOT Brand and Roll-Out of New MIVA Media Ad Platform

NEW YORK, NY - November 10, 2008. MIVA, Inc., (NASDAQ:MIVA), a digital advertising and media company, announced today that it has entered into a credit facility for up to $10 million provided by Bridge Bank N.A., a subsidiary of Bridge Capital Holdings (NASDAQ: BBNK). America’s Growth Capital (AGC), a leading investment bank serving emerging growth companies, acted as financial advisor and sole placement agent for MIVA.

The line of credit is expected to support the growth of MIVA’s expanding ALOT toolbar and homepage brand, the roll-out of the company’s new MIVA Media ad platform, as well as providing working capital for general corporate purposes.  Availability under the line of credit is determinable by a number of factors.  At September 30, 2008, MIVA would have been eligible to draw down approximately $6.5 million under this line of credit.

“I believe this credit line will provide the company liquidity at this pivotal time in our growth and development,” said Peter Corrao, MIVA’s President and CEO, “I believe it represents an important step in our efforts to expand our ALOT toolbar and homepage brand, as well as support the roll-out of our new MIVA Media ad platform, which we launched in beta earlier this month.”

“MIVA is executing well on its transition plan and has a broad range of growth initiatives in place across both its Direct and Media divisions,” commented Paul Gibson, Senior Vice President of Bridge Bank’s Eastern Region Technology Banking Division. “Their technology and management team make MIVA an ideal addition to Bridge Bank’s growing portfolio of East Coast technology clients.”

About Bridge Bank, N.A. and Bridge Capital Holdings

Bridge Bank, N.A. is Silicon Valley’s full-service professional business bank. The bank is dedicated to meeting the financial needs of small, middle-market, and emerging technology businesses. It provides a comprehensive package of business banking solutions delivered through experienced, professional bankers. Bridge Bank is a unit of  Bridge Capital Holdings, which holds a Global Select listing on The NASDAQ Stock Market under the trading symbol “BBNK.” Visit Bridge Bank at www.bridgebank.com.

About America’s Growth Capital, LLC

America’s Growth Capital is a national, emerging growth focused investment bank.  The firm’s 82 transactions in just 5 years have ranged in size from $5 million to $1 billion and have included buyouts, buy-side and sell-side advisory assignments,

PIPEs, IPOs, Follow-ons, private placements and fairness opinions.  With offices in Boston and Silicon Valley, the firm is solely focused on discovering and working with exciting high growth companies which they hope will be potential acquisition or investment opportunities. For more information on AGC, visit www.americasgc.com.

About MIVA®, Inc.

MIVA, Inc. (NASDAQ:MIVA - News) is a digital media company with a mission to deliver valuable digital audiences to advertisers. MIVA has two focuses to its business: owning and operating a growing portfolio of consumer destination sites and interest-specific toolbars, through its MIVA Direct division; and running a third-party contextual Pay-Per-Click ad network focused on key vertical sectors, through its MIVA Media division. MIVA, Inc. operates across North America and in Europe.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate”, “plan,” “will,” “intend,” “believe” or “expect’“ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) cash requirements, (2) our ability to successfully execute upon our corporate strategies, (3) our ability to develop and successfully market new products and services, (4) the potential acceptance of new products in the market, and (5) our compliance with loan covenants. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2007 and our most recently filed Form 10-Q.

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